                                                                     Exhibit (4)





================================================================================



                                  ONEOK, INC.

                                 6% DEBENTURES

                              Due February 1, 2009

                               ------------------

                          THIRD SUPPLEMENTAL INDENTURE

                          Dated as of February 8, 1999

                               ------------------

                   Chase Bank of Texas, National Association
                                    TRUSTEE



================================================================================

     THIS THIRD SUPPLEMENTAL INDENTURE is made as of the 8th day of February, 1999, by and between ONEOK, INC., an Oklahoma corporation (the "Company"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore entered into an Indenture, dated as of September 24, 1998 (the "Original Indenture"), with the Trustee;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Third Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Securities may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a new series of Securities; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                       6% DEBENTURES DUE FEBRUARY 1, 2009

     SECTION 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 6% Debentures Due February 1, 2009 (the "Debentures").

     There are to be authenticated and delivered $100,000,000 principal amount of Debentures to be issued at 99.494% of principal amount. The Company shall have the right to issue additional Debentures at any time upon compliance with the provisions of the Indenture for additional amounts of Securities. The Debentures shall be issued in definitive fully registered form.

     The Debentures shall be issued in the form of one Global Security in substantially the form set out in Exhibit A hereto. The initial Depositary with respect to the Debentures shall be the Depository Trust Company.

     The Company will not pay Additional Amounts, as defined in Section 1008 of the Original Indenture.

     The form of the Trustee's Certificate of Authentication for the Debentures shall be in substantially the form set forth in Exhibit B hereto.

     Each Debenture shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date.

     The interest rate on the Debenture will not be reset pursuant to Section 308(b) of the Original Indenture and the Stated Maturity shall not be extended pursuant to Section 309 of the Original Indenture.

     SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

     "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, plus 0.200%.

     "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debentures.

     "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date or (b) if the Company obtains fewer than two such Reference Treasury Dealer Quotations, such Reference Treasury Dealer Quotations.

     "Interest Payment Dates" means February 1 and August 1 of each year.

     "Original Issue Date" means February 1, 1999.

     "Quotation Agent" means one of the Reference Treasury Dealers appointed by the Company and certified to the Trustee by the Company.

     "Reference Treasury Dealer" means PaineWebber Incorporated and its successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and certify same to the Trustee.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company and certified to the Trustee by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the

Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

     "Regular Record Date" means January 15 in the case of a February 1 Interest Payment Date and July 15 in the case of an August 1 Interest Payment Date.

     "Stated Maturity" means February 1, 2009.

     SECTION 103. Payment of Principal and Interest. The principal of the Debentures shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Debentures shall bear interest at the rate of 6% per annum until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Debentures are registered on the Regular Record Date for such Interest Payment Date and on Stated Maturity. Accrued interest paid on Stated Maturity shall be paid to the Person to whom principal is paid. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Debentures are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Debentures not less than ten days prior to such Special Record Date.

     Payments of interest on the Debentures will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Debentures shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

     Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Debentures shall be made upon surrender of the Debentures at the office or agency of the Company in the Borough of Manhattan, City and State of New York or at the Corporate Trust Office of the Trustee. The principal of and interest on the Debentures shall be paid in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest will be made at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account located in the United States maintained by the payee.

     SECTION 104. Denominations. The Debentures may be issued in denominations of $1,000, or any integral multiple thereof.

     SECTION 105. Global Securities. The Debentures will be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Debenture shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

     A Global Security shall be exchangeable for Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Debentures.

     SECTION 106. Transfer. No service charge will be made for any transfer or exchange of Debentures, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     SECTION 107. Redemption at the Company's Option. The Debentures will be redeemable, in whole or in part, at any time at the option of the Company at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of such Debentures or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest discounted to the date of redemption (the "Redemption Date") on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued but unpaid interest to the Redemption Date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Debentures to be redeemed. Unless the Company defaults in payment of the Redemption Price, interest will cease to accrue on the Debentures or portions thereof called for redemption on and after the Redemption Date.

     SECTION 108.  Other Terms.

     The Debentures will not have a sinking fund.

     Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

     Any redemption of less than all of the Debentures shall, with respect to the principal thereof, be divisible by $1,000.

                                   ARTICLE 2

                            MISCELLANEOUS PROVISIONS

     SECTION 201. Recitals by Company. The recitals in this Third Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Debentures and of this Third Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 202. Ratification and Incorporation of Original Indenture. The Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument; provided that, in the case of a conflict between this Third Supplemental Indenture and the Original Indenture, this Third Supplemental Indenture shall control.

     SECTION 203. Executed in Counterparts. This Third Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

     SECTION 204. Parties Interested Herein. Nothing in the Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, the Paying Agent and the registered owners of the Debentures, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in the Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, the Paying Agent and the registered owners of the Debentures.

          IN WITNESS WHEREOF, each party hereto has caused this Third Supplemental Indenture to be signed in its name and behalf by its duly authorized officers or signatories, all as of the day and year first above written.

ATTEST:                               ONEOK, INC.



By: /s/                               By: /s/
    ------------------------              -----------------------------



ATTEST:                               CHASE BANK OF TEXAS, NATIONAL
                                      ASSOCIATION, as Trustee


By: /s/                               By: /s/
    ------------------------              -----------------------------

      Authorized Signatory                   Authorized Signatory

                                                                       EXHIBIT A


                               FORM OF DEBENTURE


                                   [Attached]

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

================================================================================
No. __

                                 $100,000,000
                                  ONEOK, INC.
                      6% DEBENTURES DUE FEBRUARY 1, 2009

                               CUSIP: 682680AC7

     ONEOK, Inc., an Oklahoma corporation (herein called "Company," which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to:

     __________

or registered assigns, the principal sum of

     *___________________________*

on February 1, 2009 and to pay interest on such principal sum at the rate of six percent (6%) per annum.

     The Company will pay interest from February 1, 1999, semi-annually on February 1 and August 1 of each year, and on the date of maturity, commencing August 1, 1999 (each such date an "Interest Payment Date"), until the principal hereof is otherwise paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the holder of this Debenture (the "Holder") of record at the close of business on the regular record date (the "Regular Record

Date") for such Interest Payment Date, which, except for interest payable on February 1, 2009, shall be January 15 (in the case of the February 1 Interest Payment Date) or July 15 (in the case of the August 1 Interest Payment Date), whether or not a Business Day. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date by virtue of his having been such Holder, and may be paid to the Holder of record of this Debenture at the close of business on a special record date (the "Special Record Date") fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, all as more fully provided in the Indenture.

     Payment of the principal of this Debenture and the interest thereof will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York or at the Corporate Trust Office of the Trustee in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                  ONEOK, INC.
                      6% Debentures Due February 1, 2009

     This Debenture is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issuable in one or more series, issued and to be issued under and pursuant to an Indenture dated as of September 24, 1998, as amended and supplemented by that certain Third Supplemental Indenture (the "Indenture"), duly executed and delivered by the Company to Chase Bank of Texas, National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture) and is one of a series unlimited in aggregate principal amount and designated as 6% Debentures Due February 1, 2009 (the "Debentures"). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of Securities (including Holders of the Debentures).

     The Debentures are subject to defeasance at the option of the Company as provided in the Indenture.

     As long as this Debenture is represented in global form (the "Global Security") registered in the name of the Depository or its nominee, except as provided in the Indenture and subject to certain limitations therein set forth, no Global Security shall be exchangeable or transferable.

     If an Event of Default (as defined in the Indenture) with respect to the Debentures shall occur and be continuing, the principal plus any accrued interest may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

     The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding (as defined in the Indenture) of all series which are affected by such amendment or modification, except that certain amendments which do not adversely affect the rights of any holder of the Securities may be made without the approval of holders of the Securities. No amendment or modification may, among other things, change the Stated Maturity of any Security, reduce the principal amount thereof, reduce the rate or change the time of payment of any interest thereon, or reduce the aforesaid majority in aggregate principal amount of Securities of any series, consent of the holders of which is required for any such amendment or modification, without the consent of each Securityholder affected.

     Notwithstanding any provision in the Indenture or any provision of this Debenture, the Holder of this Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Debenture at the times, places and rate, and in the currency herein prescribed.

     The Debentures may be redeemed, in whole or in part, at any time at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Debentures or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest discounted to the date of redemption on a semiannual basis (assuming a 360-day consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued but unpaid interest to the Redemption Date.

     In the event of redemption of the Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder upon surrender hereof or otherwise reduced in accordance with the provisions of the Indenture. The Debentures will not have a sinking fund.

     THIS DEBENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     All terms used in this Debenture but not defined herein have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

                             ONEOK, INC.


                             By: __________________________________________
                                   Name:
                                   Title:



                             Attested: ____________________________________
                                            Name:
                                            Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Debentures referred to in the within-mentioned Indenture.

                      CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
                       as Trustee [or Successor Trustee]


                      By: ____________________________
                            Authorized Signatory

              SCHEDULE OF EXCHANGES OF INTEREST IN THE DEBENTURE

     The following exchanges of interests in this Debenture have been made:

                                                                Principal Amount of
                   Amount of decrease   Amount of increase    this Debenture following     Signature of authorized
Date of Exchange    in this Debenture   in this Debenture    such decrease or (increase)    signatory of Trustee

                                ASSIGNMENT FORM

               To assign this Debenture, fill in the form below:
                 I or we assign and transfer this Debenture to

                             ---------------------

                             ---------------------

                  Insert assignee's soc. sec. or tax I.D. no.

                             ---------------------


________________________________________________________________________________
             (Print or type assignee's name, address and zip code)


________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
and all rights thereunder and irrevocably appoint  _____________________________
________________________________________________________________________________
agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.
________________________________________________________________________________

Dated: ___________________________           ___________________________________

                                  ______________________________________________

     THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS IT APPEARS ON THE FIRST PAGE OF THE DEBENTURE.

     THE SIGNATURE MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" THAT IS A MEMBER OR PARTICIPANT IN A "SIGNATURE GUARANTEE PROGRAM" (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION PROGRAM).

                                                                       EXHIBIT B


                         CERTIFICATE OF AUTHENTICATION

     This is one of the Debentures referred to in the within-mentioned
Indenture.

                                         CHASE BANK OF TEXAS, NATIONAL
                                          ASSOCIATION, as Trustee
                                          [or Successor Trustee]


     Dated: ______________________       By: ___________________________
                                                Authorized Signatory

                                      B-1